VIACOM AGREES TO ACQUIRE AOL TIME WARNER'S 50% INTEREST
                         IN COMEDY CENTRAL

 Cable Network Joins MTV Networks' Lineup of Wholly Owned Channels


New York, NY - April 22, 2003 - Viacom Inc. (NYSE: VIA and VIA.B) announced today that it has reached an agreement with AOL Time Warner (NYSE: AOL) to acquire AOL's 50% interest in Comedy Central, for a total of $1.225 billion. Following the completion of the transaction, expected in the second quarter of 2003, Comedy Central will be wholly owned by Viacom and join MTV Networks' lineup of basic cable channels.

Larry Divney will remain President of Comedy Central and the network will continue to be based in New York and Los Angeles.

Comedy Central, the only all-comedy network, reaches 82 million U.S. households. Comedy Central's schedule includes an eclectic mix of original programming, stand-up comedy, sketch comedy and movies. Current hits on the network are: "South Park," "The Daily Show with Jon Stewart," "Chappelle's Show," "The Man Show," "Insomniac with Dave Attell" and "Tough Crowd with Colin Quinn." Also included in the transaction is comedycentral.com, which features original programs, schedule information, advanced technology, games, downloads and an online store.

Sumner M. Redstone, Chairman and Chief Executive Officer of Viacom, said, "Expanding our interest in cable networks, one of the fastest growing and most promising areas of the media industry, remains a priority for Viacom. Bringing one of the top cable networks brands fully into our family is a significant and important transaction both financially and creatively that will bring significant benefits to Viacom and its shareholders.
Our long and productive partnership with AOL Time Warner and with Dick Parsons and his management team created a unique network with
a loyal audience.   We are pleased that we can continue to build
on that legacy of success."


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Mel Karmazin, President and Chief Operating Officer of Viacom,
said, "We are confident that Comedy Central will benefit immediately from the financial and creative support of MTV Networks and from Viacom's proven success in seamlessly integrating businesses and significantly improving their results. Comedy Central is a perfect fit with our existing cable networks and strengthens and reinforces our already prominent role with younger demographics that are increasingly attractive to advertisers. This transaction is not only accretive but also allows Viacom shareholders to get the full impact of Comedy Central's growth and its significantly enhanced long-term potential as a member of the Viacom family."

Tom Freston, Chairman and CEO, MTV Networks, said, "We love Comedy Central and are thrilled to bring Larry Divney and his team into MTV Networks. They have built a great operation and Comedy Central will have a wonderful future with us. Our partnership with HBO was the best: very productive and very funny. We want to thank Jeff Bewkes and his colleagues for their input, enthusiasm, and friendship. They'll be missed."

Larry Divney, President, Comedy Central, said, "I am confident that this move is, without question, in the best interests of the long-term health, growth and vibrancy of Comedy Central. We couldn't be happier about joining Viacom and becoming part of MTV Networks, the best collection of cable networks ever assembled."

Viacom is a leading global media company, with preeminent positions in broadcast and cable television, radio, outdoor advertising, and online. With programming that appeals to audiences in every demographic category across virtually all media, the company is a leader in the creation, promotion, and distribution of entertainment, news, sports, and music. Viacom's well-known brands include CBS, MTV, Nickelodeon, VH1, BET, Paramount Pictures, Viacom Outdoor, Infinity, UPN, TNN (to be renamed Spike TV in June), TV Land, CMT: Country Music Television, Showtime, Blockbuster, and Simon & Schuster. More information about Viacom and its businesses is available at www.viacom.com.

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Cautionary Statement Concerning Forward-looking Statements
This news release contains both historical and forward-looking statements. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of section 27A of the Securities Act of 1933 and section 21E of the Securities Exchange Act of 1934. These forward-looking statements are not based on historical facts, but rather reflect the Company's current expectations concerning future results and events. These forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be different from any future results, performance and achievements expressed or implied by these statements. Some of these risks are described in the Company's previous news releases and filings made under the securities laws. The forward-looking statements included in this document are made only as of the date of this document and under section 27A of the Securities Act and section 21E of the Exchange Act, we do not have any obligation to publicly update any forward-looking statements to reflect subsequent events or circumstances.

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Viacom Inc.                             MTV Networks
Press Contacts:                         Press Contacts:

Carl D. Folta                           Carole Robinson
(212) 258-6352                     (212) 258-8760
carl.folta@viacom.com                   carole.robinson@mtv.com

Susan Duffy                             Jeanine Smartt
(212) 258-6347                     (212) 846-7437
susan.duffy@viacom.com
jeanine.smart@mtvstaff.com

Investor Contacts:                      Comedy Central
                                   Press Contact:
Martin Shea                             Tony Fox
(212) 258-6515                     (212) 767-8746
marty.shea@viacom.com
tony.fox@comedycentral.com

James Bombassei
(212) 258-6377
jim.bombassei@viacom.com